Exhibit 10.12

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”), dated as of August 1, 2016, by and between Ares Venture Finance, L.P. (“Lender”), and Everspin Technologies, Inc. (“Borrower”).

RECITALS

A. Lender has provided one or more credit facilities or arrangements to Borrower pursuant to that certain Loan and Security Agreement by and between Lender and Borrower, dated as of June 5, 2015 (the “Loan Agreement”), and in connection therewith, Borrower has granted to Lender a first priority security interest in the Collateral. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

B. The Loan Agreement restricts certain transactions by Borrower including Borrower’s incurrence of additional indebtedness (other than Permitted Debt) and the granting of additional liens (other than Permitted Liens) on the Collateral.

C. Borrower desires to enter into a subordinated secured convertible bridge note for the benefit of various bridge lenders, dated on or around the date hereof, pursuant to which Borrower will incur additional indebtedness that is secured by the Collateral (the “Bridge Note”).

D. Borrower has requested that Lender agree to consent to such transactions and amend certain terms of the Loan Agreement, each as provided herein.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.	Amendments to Loan Agreement.

a.	Amendments to Section 1 of the Loan Agreement.

(i) Clause SS of Section 1 of the Loan Agreement is hereby amended to replace clause (vii) of the definition of “Permitted Debt” in its entirety to read as follows:

“or (vii) indebtedness to various bridge lenders incurred pursuant to the subordinated secured convertible promissory note, dated January 29, 2016 and pursuant to the subordinated secured convertible promissory note, dated July [ ], 2016 (the “Subordinated Debt”); provided that, such Subordinated Debt is on the terms and conditions disclosed by Borrower to Lender and is subordinated to the payment in full of all obligations of Borrower to Lender under this Loan Agreement pursuant to the terms and conditions of a subordination agreement between Lender and such bridge lenders, satisfactory to Lender in its sole discretion.”

2. Acknowledgements. Borrower acknowledges that, as of the date hereof and on and after giving effect to this Amendment, there are no Defaults or Events of Default that have occurred and which are continuing under the Loan Agreement. Borrower further acknowledges that any breach of this Amendment constitutes an Event of Default under the Loan Agreement.

3. Conditions to Effectiveness. The effectiveness of this Amendment shall be subject to satisfaction of each of the following conditions:

a. Lender and each of the bridge lenders which are holders of Subordinated Debt shall have executed and delivered the Subordination Agreement; and

b. Borrower shall deliver to Lender a Documentation Fee, in the amount of $7,500, which shall be due and payable on the date hereof (which fee shall be earned when due and payable and shall not be refundable in whole or in part).

4. Effect of Amendment. Except as expressly modified hereby, the terms and conditions of the Loan Agreement remain in full force and effect. This Amendment may be executed in one or more counterparts (including by facsimile), each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its laws of conflicts).

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first above written.

Ares Venture Finance, L.P. By: Ares Venture Finance GP, LLC, its General Partner

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

Everspin Technologies, Inc.

By:	/s/ Phillip LoPresti
Name:	Phillip LoPresti
Title:	Chief Executive Officer